Exhibit 99.1

For Release Thursday, August 22, 2013; 7:00 AM ET

CYBERONICS REPORTS FISCAL 2014 FIRST QUARTER RESULTS

Net Product Sales of $67.4 million, 12.4% Increase
Strong International Sales led by Europe

HOUSTON, Texas, August 22, 2013 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended July 26, 2013.

Quarterly highlights

Operating results for the first quarter of fiscal 2014 compared to the first quarter of fiscal 2013, and other achievements, include:

•	Net product sales of $67.4 million, an increase of 12.4%;

•	Net sales of $68.9 million (including $1.5 million of license revenue), an increase of 14.2%;

•	Worldwide unit sales of 3,354, an increase of 9.8%;

•	Record U.S. net product sales of $56.4 million, an increase of 10.8%;

•	Strong International unit sales of 899, an increase of 20.8%;

•	Adjusted non-GAAP income from operations increased by 21.9% to $21.0 million and adjusted non-GAAP income per diluted share increased by 27.9% to $0.48;¹

•	Share repurchases of $13 million; and

•	Significant progress in three clinical studies, E-36, E-37, and ANTHEM.

The reported results shown above for net sales, adjusted non-GAAP income from operations and adjusted non-GAAP income per diluted share for the most recent quarter reflect the impact of $1.5 million of license revenue compared to $0.4 million included in the comparable quarter of the prior year as a result of recognizing all remaining such license revenue.

1.
Operating results for the fiscal quarter ended July 26, 2013 include a $7.4 million, $4.8 million net of tax, adjustment for a litigation settlement.  The operating results for the fiscal quarter ended July 27, 2012 include an after-tax $2.5 million write-down associated with an impaired investment.  The impact of these amounts is excluded for the purposes of non-GAAP comparisons between the fiscal quarter ended July 26, 2013 and the fiscal quarter ended July 27, 2012. As discussed below under “Use of non-GAAP Financial Measures,” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures, including adjusted non-GAAP income from operations, adjusted non-GAAP net income, and adjusted non-GAAP income per diluted share.  Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached non-GAAP reconciliation.

Results and objectives

“Net sales in the first quarter of fiscal 2014 met our expectations and provides a good start to the fiscal year,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “Our U.S. sales team followed a record fourth-quarter performance with a near-record quarter in both unit sales and net product sales.  Estimates of new patient and replacement growth rates are consistent with those provided in our annual guidance.  International unit sales were well ahead of the first quarter of last year, with Europe in particular continuing the strong performance seen in fiscal 2013.

“Adjusted EBITDA for the first quarter was $25.6 million, and with our available cash and short-term investments of $131 million, the company is well-positioned to continue to deliver stockholder value with investments in next-generation products and stock repurchases.

“Our AspireSR™ clinical studies, E-36 and E-37, have both progressed this quarter.  Enrollment in E-36 is now complete, and the first five patients in our U.S.-based study, E-37, have received the AspireSR generator.  Further, we completed enrollment in our ANTHEM study, assessing Autonomic Regulation Therapy for patients with chronic heart failure.  We are pleased to have achieved each of these important clinical steps while continuing to grow our global epilepsy sales,” concluded Mr. Moore.

Stock Repurchase Update

During the recently completed quarter, Cyberonics repurchased 205,000 shares on the open market, completing the previously authorized program, and leaving 740,000 shares available to be repurchased under the current program, and expected to be completed in the current fiscal year.

Fiscal 2014 guidance

Cyberonics is re-affirming guidance for fiscal 2014 as follows:

•	Net sales are expected to be in the range of $279 million to $283 million.
•	Adjusted non-GAAP income from operations is expected to be in the range of $85 million to $88 million.
•	Adjusted non-GAAP net income for fiscal 2014 is expected to be in the range from $53 million to $56 million.
•	Adjusted non-GAAP income per diluted share (EPS) will be in the range from $1.93 to $2.01.

Guidance for income from operations, net income and diluted earnings per share (EPS) has been adjusted by $7.4 million, $4.8 million (net of tax) and $0.17 cents per share, respectively, for the litigation settlement referenced above.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s first quarter results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per diluted share of the company excluding unusual items. Management uses and presents adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) measures the adjusted non-GAAP income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliations between GAAP and non-GAAP financial measures.

First Quarter Results Webcast and Conference Call Instructions

Cyberonics will host a conference call today, August 22, 2013, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2014 first quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 19970149.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses an implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics offers the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning continuing to deliver stockholder value with investments in next-generation products, completing our stock repurchase program, and financial guidance for fiscal 2014.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our products; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of new products, including VNS Therapy™ for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new products and indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 26, 2013.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended
	July 26, 2013	July 27, 2012

Net sales	$68,872,357	$60,321,172
Cost of sales	6,544,033	5,011,177
Gross profit	62,328,324	55,309,995
Operating expenses:
Selling, general and administrative	29,306,271	28,323,316
Research and development	11,975,165	9,719,303
Litigation settlement	7,442,847	––
Total operating expenses	48,724,283	38,042,619
Income from operations	13,604,041	17,267,376
Interest income	43,415	7,079
Interest expense	––	(28,784)
Other expense, net	(130,691)	(3,991,420)
Income before income tax	13,516,765	13,254,251
Income tax expense	4,842,839	5,179,218
Net income	$8,673,926	$8,075,033

Basic income per share	$0.32	$0.29
Diluted income per share	$0.31	$0.29

Shares used in computing basic income per share	27,513,191	27,493,419
Shares used in computing diluted income per share	27,845,495	27,937,237

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	July 26, 2013	April 26, 2013
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$106,321,835	$120,708,572
Short-term investments	25,399,702	15,099,573
Accounts receivable, net	39,927,966	39,450,113
Inventories	17,684,428	17,718,454
Deferred tax assets	10,579,525	10,297,991
Other current assets	3,755,320	4,083,640
Total Current Assets	203,668,776	207,358,343
Property, plant and equipment, net	33,093,311	28,555,742
Intangible assets, net	10,123,837	9,219,999
Long-term investments	10,588,202	10,588,202
Deferred tax assets	7,849,048	7,825,286
Other assets	475,591	495,738
Total Assets	$265,798,765	$264,043,310

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$19,787,709	$29,025,478
Litigation settlement	7,111,090	––
Total Current Liabilities	26,898,799	29,025,478
Long-term Liabilities	4,256,706	5,449,604
Total Liabilities	31,155,505	34,475,082
Total Stockholders' Equity	234,643,260	229,568,228
Total Liabilities and Stockholders' Equity	$265,798,765	$264,043,310

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	July 26, 2013	July 27, 2012

Cash Flow From Operating Activities:
Net income	$8,673,926	$8,075,033
Non-cash items included in net income:
Depreciation	1,010,839	924,637
Amortization	346,162	198,471
Stock-based compensation	3,153,499	4,406,533
Deferred income tax	(483,988)	4,112,304
Deferred license revenue amortization	(1,467,869)	(373,492)
Impairment of investment	––	4,058,768
Unrealized loss (gain) in foreign currency translation and other	(13,497)	152,980
Changes in operating assets and liabilities:
Accounts receivable, net	(366,782)	(2,801,911)
Inventories	149,041	(136,270)
Other current assets	376,748	996,345
Other assets	47,705	4,846
Litigation settlement	7,111,090	––
Accounts payable and accrued liabilities	(9,049,218)	(4,686,429)
Net cash provided by operating activities	9,487,656	14,931,815
Cash Flow From Investing Activities:
Short-term investments	(10,300,129)	––
Intangible asset purchases	(1,250,000)	(2,500,000)
Purchases of property, plant and equipment	(5,533,847)	(1,165,358)
Net cash used in investing activities	(17,083,976)	(3,665,358)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	2,613,639	6,179,777
Cash Settlement of share units	(936,115)	––
Purchase of treasury stock	(12,964,495)	(11,964,983)
Realized excess tax benefit	4,474,196	400,311
Net cash used in financing activities	(6,812,775)	(5,384,895)
Effect of exchange rate changes on cash and cash equivalents	22,358	(243,814)
Net increase (decrease) in cash and cash equivalents	(14,386,737)	5,637,748
Cash and cash equivalents at beginning of period	120,708,572	96,654,275
Cash and cash equivalents at end of period	$106,321,835	$102,292,023

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for income from operations, net income and diluted income per share (unaudited):

	Thirteen Weeks Ended
	July 26, 2013	July 27, 2012
Income from Operations(1)	$13,604,041	$17,267,376
Litigation settlement	7,442,847	—
Adjusted non-GAAP net income from Operations(1)	$21,046,888	$17,267,376

Net income	$8,673,926	$8,075,033
Litigation settlement – net of tax	4,776,075	—
Impairment of investment – net of tax (2)	—	2,472,601
Adjusted non-GAAP Net Income(1)	$13,450,001	$10,547,634

Diluted income per share	$0.31	$0.29
Litigation settlement	0.17	—
Impairment of investment (2)	—	0.09
Adjusted non-GAAP diluted income per share(1)	$0.48	$0.38

(1)
The reported results shown above for income from operations, adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share for the most recent quarter reflect the impact of $1.5 million of license revenue compared to $0.4 million included in the comparable quarter of the prior year as a result of recognizing all remaining such license revenue.

(2)	The impairment relates to our investment in the convertible debt instrument of Neurovista.

The following table sets forth the reconciliation between adjusted non-GAAP net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	Thirteen Weeks Ended
	July 26, 2013	July 27, 2012
Adjusted non-GAAP net income	$13,450,001	$10,547,634
Interest (income) expense, net	(43,415)	21,705
Other (income) expense, net	130,691	(67,348)
Depreciation and amortization	1,357,001	1,123,108
Equity based compensation	3,153,499	4,406,533
Income tax expense – adjusted for non-GAAP items	7,509,611	6,765,385
Adjusted EBITDA	$25,557,388	$22,797,017